SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) April 22, 1998

                           SIGA Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                 0-23047                    13-864870
(State or other jurisdiction of  Commission File Number      (I.R.S. Employer
incorporation or organization)                            Identification Number)

               420 Lexington Avenue, Suite 620, New York, NY 10170 (Address of principal executive offices) (zip code)

                                 (212) 672-9100
               (Registrant's telephone number including area code)

                                      None
              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 5 Other Events


On April 22, 1998, SIGA Pharmaceuticals, Inc. ("SIGA") announced a series of key management changes implemented by SIGA's Board of Directors that began with the appointment of Walter Flamenbaum, M.D., as President in February 1998. Flamenbaum is a veteran of Therics, Inc., a Johnson and Johnson funded company.

Joshua Schein, Ph.D., a founder and director of SIGA, has agreed to serve as interim CEO and Judson Cooper, M.B.A., a founder and director of SIGA, has agreed to serve as interim Chairman, until a permanent replacement can be found for David de Weese, who resigned as Chairman and CEO to join an investment management firm.

SIGA also announced the appointment of Thomas N. Konatich as Vice President, Finance, and Chief Financial Officer, replacing Dr. Schein.

Mr. Konatich joins SIGA from Innapharma, Inc., a privately held pharmaceutical development company, where he served as CFO and Director with senior management responsibilities in areas including accounting, business development, investor relations, risk management and legal compliance. From 1993-1996 he was Vice President and CFO of Seragen, Inc., a biopharmaceutical development company. While at Seragen, he had a key role in the successful completion of several financings as well as the development of a strategic alliance with a major pharmaceutical company. Prior to joining Seragen, Mr. Konatich spent over 15 years in key financial positions in the biotechnology and pharmaceutical industries.

Mr. Konatich received his M.B.A. in Finance from Columbia University Graduate School of Business in 1968 and earned a B.B.A. degree in Economics at St. John's University in 1967.

                                 SIGNATURE PAGE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          SIGA PHARMACEUTICALS, INC.


Date: April 22, 1998                      /s/ Joshua Schein, Ph.D.
                                          -------------------------
                                          Joshua Schein, Chief Executive Officer